UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Enhabit, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Enhabit Urges Stockholders to Protect the Value of their Investment by Voting
FOR Enhabit’s Nominees at the July 25 Annual Meeting
Enhabit has Achieved Three Consecutive Quarters of Strong Operational Results – Demonstrating the Company is Executing the Right Plan and Strategy with the Right Board to Drive Value Creation
Enhabit’s Nominees Possess Deep Experience with the Three Key Drivers of Its Business
AREX Makes Bold Statements about their Candidates’ Histories and Individual Track Records that are Inconsistent with the Actual Roles Held by the Candidates
Recommends Stockholders Vote “FOR” ONLY Enhabit’s Nine Highly Qualified Director Nominees on the YELLOW Proxy Card
DALLAS, July 22, 2024 — Enhabit, Inc. (NYSE: EHAB) (“Enhabit” or the “Company”), a leading home health and hospice provider, today reminded stockholders to protect the value of their investment by voting ahead of the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) which will be held on July 25, 2024. Stockholders of record as of the close of business on June 5, 2024, are entitled to vote at the Annual Meeting.
With this year’s Annual Meeting just days away, stockholders are being asked to make an important decision that will determine the future of Enhabit. Stockholders can protect the value of their investment by voting on the YELLOW proxy card “FOR” ONLY Enhabit’s nine highly qualified nominees – Jeffrey W. Bolton, Tina L. Brown-Stevenson, Charles M. Elson, Erin P. Hoeflinger, Barbara A. Jacobsmeyer, Susan A. La Monica, Stuart M. McGuigan, Gregory S. Rush and Barry P. Schochet.
Enhabit’s definitive proxy materials and other materials regarding the Board of Directors’ recommendations for the 2024 Annual Meeting can be found at investors.ehab.com/2024-annual-meeting/.
THE ENHABIT BOARD HAS TAKEN DECISIVE ACTIONS TO STABILIZE THE BUSINESS AND POSITION IT FOR PROFITABLE GROWTH
The Company’s results over the last three quarters demonstrate increased stability across the business. Most recently, on July 15, 2024, Enhabit announced an expected Adjusted EBITDA1 in the range of $24.5 million to $25.0 million and a reduction of debt by $15 million. Our recent performance reinforces the Board’s oversight of our strategy and the substantial progress we have made in transitioning our stability into further profitable growth just two years following the separation from Encompass Health Corporation (“Encompass”).
Independent third parties have recognized Enhabit’s progress.2
•In its report regarding Enhabit, independent proxy advisory firm Institutional Shareholder Services (ISS) stated, “The company's two most recent quarters have been promising and there are a number of underlying metrics which point to building momentum in the company's home health and hospice business.”
•Similarly, independent proxy advisory firm Glass Lewis stated, “In our view, the Company's board and management team have been taking reasonable actions to drive operational improvements, and these actions appear to be contributing to a stabilization in the Company's business performance in more recent periods.”
ENHABIT’S BOARD IS FIT-FOR-PURPOSE WITH DIRECTORS THAT BRING RELEVANT
INDUSTRY AND PUBLIC COMPANY OVERSIGHT EXPERTISE
Enhabit’s Board is almost wholly refreshed since its separation from Encompass two years ago. Each of the Company’s directors is engaged and focused on enhancing value for all stockholders.
Importantly, Enhabit’s nine director nominees have the right skillsets and expertise to understand the key drivers of the business: payors, hospital networks and labor management. They also bring the experience needed to effectively oversee the management of a stand-alone, public company.

1 Please see “Information regarding non-GAAP Financial Measures” below.
2 Permission to use quotations was neither sought nor obtained.

We believe critical experience would be lost without our slate of directors, including (1) an understanding of the dynamics and complexities involved in negotiating profitable Medicare Advantage contracts with payors and developing diverse referral sources, (2) public company accounting, internal control and compensation expertise needed to maintain our well-functioning Audit and Human Capital Committees and (3) C-suite level public company human resources perspective.
In contrast to Enhabit’s fit-for-purpose Board, stockholders should review the professional biographies of AREX’s director candidates, which clearly have a variety of shortcomings and, in some cases, clear conflicts of interest with Enhabit’s business:
•AREX’s slate has only one candidate with listed public company board experience – and this company went into bankruptcy during his board tenure.
•While AREX claims its nominees have healthcare experience, upon closer look most of this experience is of limited applicability, unproven due to short track records and interim roles and/or outdated with limited relevance to Enhabit’s business, given the recent, dramatic evolution of the industry.
•AREX’s nominees lack current public accounting and internal control experience to effectively oversee these areas or effectively communicate with our internal and external auditors.
•AREX’s nominees do not have the experience necessary to effectively oversee the continuing evolution of our incentive and retention programs for a dispersed workforce.
We believe shifting course now, by introducing any of AREX’s unproven and inexperienced nominees to the Board, would be reckless and potentially disruptive to the solid progress made over the past three quarters.
AREX’S VAGUE PLAN AND PROPOSED SHADOW MANAGEMENT COMMITTEE
COULD DESTROY STOCKHOLDER VALUE
AREX’s campaign to replace a majority of directors and create a “Transformation Committee” to implement its vague “Five-Point Plan” for Enhabit risks derailing the progress Enhabit’s Board and management team have made over the past few quarters. AREX’s seven-candidate slate of directors, as well as the “plan” it unveiled, are lacking in substance and flawed.
AREX’s plan speaks in very general terms and proposes three months of evaluation – this evaluation to get AREX’s slate up to speed will waste significant time and cause Enhabit to lose momentum on its path to profitable growth. A public company board should not be the platform for inexperienced director nominees to gain the requisite expertise for serving on our Board.
Further, our CEO has serious concerns about continuing to serve under the “Transformation Committee” as proposed by AREX, one that will be comprised of four directors who have no public company oversight experience and lack material senior operating experience. In fact, their career experience is commensurate with positions that would report to the current members of Enhabit’s C-suite. Given the nature of the experience of the individuals and the initiatives in AREX's “plan”, we do not believe this committee would operate as anything short of a shadow management team, likely with some degree of executive authority.
YOUR VOTE MATTERS – VOTE THE YELLOW PROXY CARD TODAY
Enhabit’s July 25 Annual Meeting is fast approaching, and it is important that stockholders vote as soon as possible, no matter how many shares they own. Make sure your voice is heard in this critical director election. Enhabit urges stockholders to use the YELLOW proxy card and vote “FOR” ONLY Enhabit’s nine nominees proposed by the Board.

If stockholders have questions or need assistance voting their shares, please contact:
Toll-Free: 1-800-322-2885
Or
Email: Enhabit@MacKenziePartners.com

About Enhabit Home Health & Hospice
Enhabit Home Health & Hospice (Enhabit, Inc.) is a leading national home health and hospice provider working to expand what’s possible for patient care in the home. Enhabit's team of clinicians supports patients and their families where they are most comfortable, with a nationwide footprint spanning 256 home health locations and 112 hospice locations across 34 states. Enhabit leverages advanced technology and compassionate teams to deliver extraordinary patient care. For more information, visit ehab.com.
Forward-Looking Statements
Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking information speaks only as of the date hereof, and Enhabit undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from our present expectations include, but are not limited to, our ability to execute on our strategic plans, regulatory and other developments impacting the markets for our services, changes in reimbursement rates, general economic conditions, changes in the episodic versus non-episodic mix of our payors, the case mix of our patients, and payment methodologies, our ability to attract and retain key management personnel and health care professionals, potential disruptions or breaches of our or our vendors’, payors’, and other contract counterparties’ information systems, the outcome of litigation, our ability to successfully complete and integrate de novo locations, acquisitions, investments, and joint ventures, our ability to successfully integrate technology in our operations, our ability to control costs, particularly labor and employee benefit costs, and impacts resulting from the announcement of the conclusion of the strategic review process. Additional information regarding risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this press release are described in reports filed with the SEC, including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which are available on the Company’s website at http://investors.ehab.com and free of charge through the website maintained by the SEC at www.sec.gov. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this press release.
Information Regarding non-GAAP Financial Measures
Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for or superior to other measures of financial performance prepared in accordance with GAAP, including Net (loss) income. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies.
Management believes Adjusted EBITDA assists investors in comparing our operating performance across operating periods on a consistent basis by excluding items we do not believe are indicative of our operating performance. We calculate Adjusted EBITDA as Net (loss) income adjusted to exclude (1) income tax (benefit) expense, (2) interest expense and amortization of debt discounts and fees, (3) depreciation and amortization, (4) gains or losses on disposal or impairment of assets or goodwill, (5) stock‑based compensation, (6) net income attributable to noncontrolling interests, (7) unusual or nonrecurring items not typical of ongoing operations, and (8) gain on consolidation of joint venture formerly accounted for under the equity method of accounting. Unusual and nonrecurring items for the three months ended June 30,

2024, include: (i) third-party legal and advisory fees related to the strategic review process; (ii) certain third-party, nonrecurring litigation fees related to a lawsuit in which the Company is a plaintiff, styled Enhabit, Inc. et al. v. Nautic Partners IX, L.P., et al. and pending in the Chancery Court of Delaware, and in which the Company has asserted claims for breach of fiduciary duty, aiding and abetting, and usurpation of corporate opportunity arising from actions involving its former officers; (iii) third-party legal and advisory fees related to shareholder activism; and (iv) transition costs related to the separation from Encompass Health Corporation.
Enhabit is unable to reconcile the guidance presented for unaudited preliminary Adjusted EBITDA to its corresponding GAAP measures without unreasonable effort due to the inherent difficulty in predicting, with reasonable certainty, the future impact of factors that are outside the control of Enhabit or otherwise non-indicative of its ongoing operating performance. Accordingly, the Company relies on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K. Such factors include, but are not limited to, the Company’s financial close procedures, final accounting adjustments and other developments that may arise between the date of this communication and the time that financial results for the second quarter of 2024 are finalized, and such differences may be material.
Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A and other documents with the SEC in connection with its solicitation of proxies from the Company’s stockholders for the Company’s 2024 annual meeting of stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING YELLOW PROXY CARD, AND ALL OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying YELLOW proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investors” section of the Company’s website, http://investors.ehab.com, or by contacting InvestorRelations@ehab.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.
Media contact
Erin Volbeda
media@ehab.com
972-338-5141
Investor relations contact
Crissy Carlisle
investorrelations@ehab.com
469-860-6061